                                                                    EXHIBIT 10.8

                            ASSET PURCHASE AGREEMENT




                                  BY AND AMONG




                           REX MACHINERY MOVERS, INC.
                              D/B/A IDEAL PRODUCTS

                              OF ACQUISITION, L.P.
                              D/B/A ORBITFORM, INC.

                                 PHILFORM, INC.

                            INDUSTRIAL HOLDINGS, INC.


                                       and


                                  SMSG, L.L.C.

                                  SMSP, L.L.C.



                                   Dated as of

                                October 16, 2001
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                                TABLE OF CONTENTS
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1.    Purchased Assets.......................................................2
      1.1   Equipment........................................................2
      1.2   Inventory........................................................3
      1.3   Receivables......................................................3
      1.4   Real Property....................................................3
      1.5   Goodwill.........................................................3
      1.6   Outstanding Customer Purchase Orders.............................3
      1.7   Contracts........................................................3
      1.8   Licenses and Permits.............................................3

2.    Excluded Assets........................................................3
      2.1   Cash and Cash Equivalents........................................3
      2.2   Tax Deposits and Refunds.........................................4
      2.3   Corporate Records................................................4
      2.4   Intercompany Notes and Receivables...............................4
      2.5   Insurance Policies...............................................4
      2.6   Employee Records.................................................4
      2.7   Employee Plans...................................................4
      2.8   Assets related to Excluded Liabilities...........................4
      2.9   Blastco Note Receivable..........................................4

3.    Liabilities............................................................4
      3.1   Assumed Liabilities..............................................4
            (a)   Trade Accounts Payable.....................................4
            (b)   Other Accrued Payables.....................................4
            (c)   Outstanding Customer and Supplier Purchase Orders..........4
            (d)   Assumed Contracts..........................................4
            (e)   Warranty Claims............................................5
            (f)   Post-Closing Date Property Taxes...........................5
            (g)   Liabilities Related to CTDEP Activities....................5
            (h)   CTDEP Financial Assurance..................................5
      3.2   Excluded Liabilities.............................................5
            (a)   Taxes......................................................5
            (b)   Comerica Notes.............................................5
            (c)   Heller Notes...............................................5
            (d)   General Electric Note......................................5
            (e)   Citizens Bank Notes........................................5
            (f)   SJMB Note..................................................6
            (g)   SOFTECH Leases.............................................6
            (h)   Accrued Interest...........................................6
            (i)   Intercompany Payables......................................6
            (j)   Accrued Acquisition Expenses...............................6
            (k)   Pre-Closing Date Property Taxes............................6
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                                       i
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                               TABLE OF CONTENTS
                                  (continued)
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            (l)   Accrued Waterbury, CT Rent.................................6
            (m)   Accrued Sales and Use Tax..................................6
            (n)   Accrued Business Insurance Expenses........................6

4.    Purchase Price for Purchased Assets....................................6
      4.1   Allocation of Purchase Price.....................................6

5.    Pre-Closing Actions....................................................6
      5.1   Conduct of Business..............................................7
      5.2   Compliance with Applicable Laws..................................7
      5.3   Accuracy of Representations and Warranties ......................7

6.    Conditions Precedent to Buyers' Obligations............................7
      6.1   Accuracy of Representations and Warranties.......................7
      6.2   Performance of Covenants.........................................8
      6.3   No Casualty......................................................8
      6.4   Delivery of Closing Documents and Items..........................8
      6.5   Certificates Regarding Conditions Precedent......................8
      6.6   No Litigation....................................................8
      6.7   Title Commitments................................................8

7.    Conditions Precedent to Seller Parties' Obligations....................8
      7.1   Accuracy of Representations and Warranties.......................8
      7.2   Performance of Covenants.........................................8
      7.3   Delivery of Closing Documents and Items..........................9

8.    Closing Matters........................................................9
      8.1   Closing..........................................................9
      8.2   Deliveries At Closing............................................9
            (a)   Deliveries by the Sellers..................................9
            (b)   Deliveries by the Buyers...................................9
      8.3   Certain Closing Expenses........................................10
      8.4   Further Assurances..............................................10

9.    Seller Parties' Representations and Warranties........................10
      9.1   Organization and Standing.......................................10
      9.2   Authorization...................................................10
      9.3   Existing Agreements and Governmental Approvals..................11
      9.4   No Subsidiaries.................................................11
      9.5   No Insolvency...................................................11
      9.6   Permits and Licenses............................................12
      9.7   Financial Statements............................................12
      9.8   No Undisclosed Liabilities......................................12
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                                       ii
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                               TABLE OF CONTENTS
                                  (continued)
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      9.9   Conduct of Business.............................................12
      9.10  No Adverse Changes..............................................13
      9.11  Employees.......................................................13
      9.12  Employee Benefit Plans..........................................13
      9.13  Contracts.......................................................14
      9.14  Title to Purchased Assets.......................................14
      9.15  Sufficiency of Purchased Assets.................................15
      9.16  Taxes...........................................................15
      9.17  Litigation......................................................16
      9.18  Product Liability...............................................16
      9.19  Environmental Matters...........................................16
      9.20  Compliance with Laws............................................17
      9.21  No Brokers......................................................17
      9.22  Intellectual Property...........................................17
      9.23  Disclosure......................................................17

10.   Buyers' Representations and Warranties................................17
      10.1  Organization and Standing.......................................17
      10.2  Authorization...................................................18
      10.3  Existing Agreements and Governmental Approvals..................18
      10.4  Deposit of Cash Receipts........................................18
      10.5  Sales of Scrap Metals...........................................18
      10.6  No Delay in Collection of Receivables...........................18
      10.7  Vendor Payments.................................................18
      10.8  Arbor Automation................................................19
      10.9  Transaction Expenses............................................19
      10.10 Compensation Increases..........................................19
      10.11 Disclosure......................................................19

11.   Post-Closing Covenants................................................19
      11.1  Post-Closing Receipts...........................................19
      11.2  Sellers' Names..................................................19
      11.3  Further Assurances..............................................19
      11.4  Books and Records...............................................19
      11.5  Sellers' Employees..............................................20
      11.6  Waiver..........................................................20
      11.7  Rollover of Employee 401(k) Balances............................20
      11.8  Continuation of CTDEP Activities................................20
      11.9  CTDEP Financial Assurance.......................................21
      11.10 Continuation of Coverage........................................22

12.   Indemnification.......................................................22
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                                       iii
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                               TABLE OF CONTENTS
                                  (continued)
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      12.1  Survival of Representations and Warranties......................22
      12.2  Indemnification by the Seller Parties...........................22
      12.3  Indemnification by the Buyers...................................23
      12.4  Procedure for Indemnification; Third Party Claims...............23
      12.5  Procedure for Indemnification; Other than Third Party Claims....24
      12.6  Limitations on Liability of the Seller Parties..................24
      12.7  Compliance with Bulk Sales Law..................................25
      12.8  Remedies........................................................25

13.   Expenses..............................................................25

14.   Risk of Loss..........................................................25

15.   Termination...........................................................25
      15.1  Manner of Termination...........................................25
      15.2  Effect of Termination...........................................25

16.   Miscellaneous Provisions..............................................25
      16.1  Notices.........................................................25
      16.2  Assignment......................................................26
      16.3  Parties in Interest.............................................26
      16.4  Choice of Law...................................................27
      16.5  Counterparts....................................................27
      16.6  Entire Agreement................................................27
      16.7  Arbitration.....................................................27
      16.8  Public Announcements............................................28
      16.9  Facsimile Signatures............................................28

                            ASSET PURCHASE AGREEMENT
                         (IDEAL PRODUCTS AND ORBITFORM)


      THIS AGREEMENT (the "Agreement") is made on October 16, 2001, between REX MACHINERY MOVERS, INC., a Texas corporation ("Rex Machinery") d/b/a IDEAL PRODUCTS ("Ideal Products"), OF ACQUISITION, L.P., a Texas limited partnership d/b/a ORBITFORM, INC. ("Orbitform") and PHILFORM, INC., a Michigan corporation ("Philform"), (Ideal Products, Orbitform, and Philform collectively referred to as the "Sellers"), and INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Sellers and IHI sometimes collectively referred to herein as the "Seller Parties"), and SMSG, L.L.C., a Michigan limited liability company ("SMSG"), and SMSP, L.L.C., a Michigan limited liability company ("SMSP") (SMSP and SMSG are collectively referred to herein as the "Buyers").

                                   BACKGROUND

A. IHI is the owner of all the issued and outstanding capital stock of Ideal Products and Philform. Philform is the owner of a 49% limited partner interest in Orbitform and IHI is the owner of the remaining 51% limited partner interest and is the general partner of Orbitform. Philform's only asset is the real property and manufacturing facility described in E(2) below, which it leases to Orbitform, which it is selling hereunder to the Buyers.

B. The Sellers are engaged in the following business operations (collectively, the "Business"):

      (1) Ideal Products manufactures stamped metal components, fourslide & multi-slide components, wire-formed pins & drapery hardware, rivets (solid, semi-tubular & tubular), externally & internally-threaded fasteners and other cold-headed special parts (sometimes called the "Ideal Products Business").

      (2) Orbitform manufactures rivet-setting machinery and automated assembly systems primarily for the automotive industry (sometimes called the "Orbitform Business").

C. The Sellers are currently part of IHI's Engineered Products Group division, along with IHI's wholly-owned subsidiaries American Rivet Company, Inc. ("American Rivet") and Landreth Metal Forming, Inc. ("Landreth") (the Sellers, American Rivet and Landreth collectively referred to as the "EPG Division Members"). As part of the strategic disposition of the assets of that division from IHI's core business, American Rivet and Landreth are selling substantially all of their assets to purchasers other than the Buyers. However, the acquirors thereof, as well as Buyers, are interested in maintaining the customer and manufactured parts base that the EPG Division Members currently have and enjoy, without the prospect of the solicitation of those customers by each other. Therefore, as a condition precedent to the Closing (as defined below) the Buyers and American Rivet and Landreth shall enter into a customer and manufactured part-based Nonsolicitation Agreement, the terms of which shall provide that the rights, duties and obligations of the parties thereunder shall be assignable to the buyers of the stock or assets of American Rivet and Landreth (the "Nonsolicitation Agreement").

D. The Business of the Sellers is conducted at the following premises (the "Premises"):

      (1) The Ideal Products Business is conducted at an owned manufacturing facility in Beacon Falls, Connecticut, consisting of a 174,000 square foot facility on 31 acres of property, commonly known as 158 Pinesbridge Rd., Beacon Falls, Connecticut (the "Ideal Products Real Property");

      (2) The Orbitform Business is conducted at a manufacturing facility owned by Philform, located in Jackson, Michigan, consisting of a 110,000 square foot facility known as 1600 Executive Drive, Jackson, Michigan (the "Philform Real Property") (the Ideal Products Real Property and the Philform Real Property, collectively, the "Real Property").

E. Buyers desire to purchase, and Sellers desire to sell to Buyers, the Purchased Assets (as defined in Section 1 below) on the terms and subject to the conditions of this Agreement.

F. IHI acquired all of the capital stock of Philform in February 1998 from Michael Shirkey ("Shirkey") and certain other selling stockholders and acquired substantially all of the assets of Ideal Products, then operated as the Hardware and Components Division of Kirsch, Inc., in June 1998 from Kirsch, Inc. Before IHI purchased Philform from Shirkey, Philform conducted the Orbitform Business. Shirkey, the Manager of the Buyers, has been the President of the Sellers since June 1, 2000 and the Chief Operating Officer of the Sellers for the past year; in addition, he has been the Chief Executive Officer of Philform or Chief Executive Officer of Philform (d/b/a Orbitform) before IHI acquired Philform in 1997 and General Manager of OF Acquisition (d/b/a Orbitform) after its creation in 1997. The parties therefore hereby acknowledge that Shirkey is in many cases as knowledgeable as, and in some cases more knowledgeable than, the Seller Parties regarding the Business and the Purchased Assets, and that the Buyers are therefore uniquely positioned, having a Manager who formerly owned and operated the Orbitform Business and who currently operates the Orbitform Business and the Ideal Products Business.

                                   AGREEMENTS

      NOW, THEREFORE, consistent with the Background and in consideration of the terms and conditions set forth in this Agreement, each of the Seller Parties and Buyers agrees as follows:

1. PURCHASED ASSETS. At the Closing, Sellers shall sell, assign, convey, transfer, set over, and deliver to Buyers all of the assets, rights, and interests of every conceivable kind or character whatsoever, whether tangible or intangible, that on the Closing Date are owned by Sellers except for the Excluded Assets (as that term is defined in Section 2 below) (the assets being so purchased, the "Purchased Assets"). The Purchased Assets include, without limitation:

1.1 EQUIPMENT. All machinery, equipment, tools, fixtures, workstations, computers, computer software, office equipment, manufacturing and engineering drawings, and tangible personal property owned by Sellers, and to the extent not otherwise constituting equipment as defined above, all other items of tangible personal property, in each case whether or not capitalized on Sellers' books, and physically located on the Premises (including, without limitation, the items listed on SCHEDULE 1.1) (the "Equipment").

1.2 INVENTORY. All raw materials inventory, work-in-process inventory, and finished goods inventory owned by Sellers on the Closing Date (including, without limitation, the items listed on SCHEDULE 1.2) (the "Inventory").

1.3 RECEIVABLES. All accounts, chattel paper, documents, and instruments (all as defined in the Uniform Commercial Code (the "UCC"), and also any security Sellers hold for the payment thereof (including, without limitation, the items described on SCHEDULE 1.3) (the "Receivables"), and all of Sellers' general intangibles (as defined in the UCC) and, to the extent not otherwise constituting general intangibles as defined above, any interest of Sellers in any and all claims by Sellers against any other person, whether now accrued or later to accrue, contingent or otherwise, known or unknown, including, but not limited to, all rights under express or implied warranties from suppliers (except as they may pertain to Sellers' liabilities, other than Assumed Liabilities described in Section 2 below), claims for collection or indemnity, claims in bankruptcy, and choses in action.

1.4 REAL PROPERTY. Indefeasible title in fee simple to the Real Property, as further described on SCHEDULE 1.4.

1.5 GOODWILL. All of Sellers' right, title and interest in and to the names "Ideal Products" "Orbitform", or any substantially similar derivations thereof, any other assumed name currently used by Sellers, and all telephone numbers, fax numbers, and websites, and all Sellers' rights and interest in and to inventions, copyrights, patents, trademarks, designs, prototypes, trade secrets, know-how, technology, technical literature, advertising literature, confidential information, intangible property, and all goodwill, going concern value and customer lists, and all records pertinent to Sellers' customers, suppliers, advertising, services, and operations (the "Goodwill").

1.6 OUTSTANDING CUSTOMER PURCHASE ORDERS. The full benefit of any and all purchase orders placed with and accepted by Sellers on or before the Closing Date that have not been completely performed by Sellers before the Closing Date, covering the purchase from Sellers of products to be supplied by Sellers, or covering the rendition by Sellers of service on products supplied by Sellers and including all deposits, progress payments, and credits (the "Outstanding Customer Purchase Orders").

1.7 CONTRACTS. All of the Sellers' right, title and interest in and to and claims and rights under the assumed contracts listed on SCHEDULE 1.7 (the Assumed Contracts").

1.8 LICENSES AND PERMITS. All of Sellers' rights in all permits and licenses necessary for the operation of the Business, but only to the extent the same are transferable.

2. EXCLUDED ASSETS. The assets of the Sellers that are not being purchased hereunder are as follows (collectively, the "Excluded Assets"):

2.1 CASH AND CASH EQUIVALENTS. All of the Sellers' cash, temporary cash investments and instruments representing the same and all other cash equivalents, including checks, automated clearing house deposits or cash delivered to Comerica Bank-Texas ("Comerica") on the Closing Date or held by Comerica on the Closing Date.

2.2 TAX DEPOSITS AND REFUNDS. Any Tax (as that term is defined in Section 9.16(a)) deposits or prepaid Taxes, Tax refunds or Tax claim related to the Business or the ownership of the Purchased Assets prior to the Closing Date.

2.3 CORPORATE RECORDS. Certificates of Incorporation and original minute books and corporate records of the Sellers (it being agreed that a copy of such documents shall be supplied to the Buyer on its request).

2.4 INTERCOMPANY NOTES AND RECEIVABLES. All intercompany notes and receivables of the Sellers (other than those among Ideal Products, Orbitform and Philform).

2.5 INSURANCE POLICIES. All casualty, liability, life or other insurance policies owned or obtained on the Sellers' behalf and all claims or rights under any such insurance policies.

2.6 EMPLOYEE RECORDS. All employee records that Sellers are required by law to retain in their possession.

2.7 EMPLOYEE PLANS. All of Sellers' rights in connection with and all assets of Employee Plans (as that term is defined in Section 9.12).

2.8 ASSETS RELATED TO EXCLUDED LIABILITIES. All prepaid assets related to the excluded accrued business insurance expenses of the Sellers.

2.9 BLASTCO NOTE RECEIVABLE. That promissory note dated June 14, 2000 made payable to Orbitform by Blastco Services Company, in the original principal amount of $200,000.

3.    LIABILITIES.

3.1 ASSUMED LIABILITIES. Sellers agree that Buyers shall assume no liabilities of Sellers, whether accrued, absolute, contingent, known, unknown, or otherwise, except for the following as they exist on the Closing Date (collectively, the "Assumed Liabilities"):

      (a) TRADE ACCOUNTS PAYABLE. The trade accounts payable of Sellers incurred in the Ordinary Course of Business with respect to the materials or services used in the conduct of the Business, as consistently reported by Sellers, as described on SCHEDULE 3.1(a), as the same shall be updated from the date thereof to the Closing Date;

      (b) OTHER ACCRUED PAYABLES. The other accrued payables that are related to the Business, as consistently reported by the Sellers, as described on SCHEDULE 3.1(b), as the same shall be updated from the date thereof to the Closing Date;

      (c) OUTSTANDING CUSTOMER AND SUPPLIER PURCHASE ORDERS. All obligations of the Sellers under the Outstanding Customer Purchase Orders and under their outstanding purchase orders with their vendors that are not yet recorded as trade accounts payable;

      (d) ASSUMED CONTRACTS. All obligations of the Sellers under the Assumed Contracts;

      (e) WARRANTY CLAIMS. All warranty claims (whether made before or after the Closing Date) for products manufactured by Philform or Orbitform, without limitation, and for products manufactured by Ideal Products since June 1, 2000;

      (f) POST-CLOSING DATE PROPERTY TAXES. All ad valorem taxes related to the Real Property accrued after the Closing Date and apportioned to the Buyers based on the post-Closing period of use and occupancy;

      (g) LIABILITIES RELATED TO CTDEP ACTIVITIES. Liabilities accrued from and after the Closing Date for continuation of groundwater monitoring and other obligations required under that certain "Closure and Post-Closure RCRA Surface Impoundments, Ideal Manufacturing, 158 Pinesbridge Road, Beacon Falls, Connecticut 06403", prepared by YWC Technologies, Inc. (approved on September 18, 1989 by the Connecticut Department of Environmental Protection ("CTDEP") and U.S. Environmental Protection Agency Region I) (the "Post-Closure Obligations"), except to the extent of the Excess Obligations Reimbursement of IHI under Section 11.8; and

(h) CTDEP FINANCIAL ASSURANCE. Liabilities for compliance (as the owner/operator of the Ideal Products facility) with the requirements of "financial assurance" contained in 40 CFR parts 264 and 265, respecting the estimated costs of the Post-Closure Obligations), but only as to any transferee of or successor-in-interest from Buyers of the Ideal Products Real Property.

3.2 EXCLUDED LIABILITIES. Buyers do not assume and will have no liability for any debt, liability or obligation of the Sellers except as expressly provided in Section 3.1. Without limiting the generality of the foregoing sentence in any way, listed below are several of the liabilities and obligations that Buyers do not assume and will not be liable or responsible for the following (collectively, the "Excluded Liabilities"):

      (a)   TAXES. Any Tax liability of Sellers;

      (b) COMERICA NOTES. All liabilities and obligations of any Seller under the Amended and Restated Credit Agreement with Comerica, dated June 17, 1999, and under the following ancillary promissory notes made payable to Comerica: (i) note 0059-6; (ii) note 0099-2; (iiii) note 0053-9; and (iv) note 0111-5;

      (c) HELLER NOTES. All liabilities and obligations of any Seller under those certain Promissory Notes dated November 10, 1997 and August 14, 1988, payable to Heller Financial, Inc. in the original principal amounts of Eight Million Dollars ($8,000,000) and Seven Million Five Hundred Thousand Dollars ($7,500,000), respectively;

      (d) GENERAL ELECTRIC NOTE. All liabilities and obligations of any Seller under that certain Promissory Note dated December 6, 1995, made payable to General Electric Capital Corporation, in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000);

      (e) CITIZENS BANK NOTES. All liabilities and obligations of any Seller under that certain Inventory Term Note dated October 2, 1995, payable to Citizens Bank in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000), and that certain note dated February 28, 1997, made payable to Citizens Bank, in the original principal amount of One Million Eight Hundred and Two Thousand Five Hundred Dollars ($1,802,500).

      (f) SJMB NOTE. All liabilities and obligations of any Seller under that certain $3,450,000 Subordinated Convertible Promissory Note dated August 2000, made payable to SJMB, L.P., in the original principal amount of Three Million Four Hundred and Fifty Thousand Dollars ($3,450,000);

      (g) SOFTECH LEASES. All liabilities and obligations under the two SOFTECH Financial Master Lease Agreements, each dated November 5, 1998, between IHI as lessee and SOFTECH Financial, a division of EAB Leasing Corp. (the "SOFTECH Leases");

      (h) ACCRUED INTEREST. All accrued interest related to the Comerica Notes, the Heller Notes, the GE Note, the SJMB Note and the Citizens Bank Notes;

      (i) INTERCOMPANY PAYABLES. All intercompany payables (other than those among Ideal Products, Orbitform and Philform);

      (j) ACCRUED ACQUISITION EXPENSES. Any and all expenses recorded by IHI as part its purchase accounting in connection with the acquisition of the Sellers;

      (k) PRE-CLOSING DATE PROPERTY TAXES. All ad valorem taxes related to the Real Property accrued up to the Closing Date and apportioned to the Sellers based on the pre-Closing period of use and occupancy;

      (l) ACCRUED WATERBURY, CT RENT. All accrued rent on the Waterbury, Connecticut facility formerly occupied by Ideal Products;

      (m) ACCRUED SALES AND USE TAX. All accrued sales and use taxes of Ideal Products as of the Closing Date; and

      (n) ACCRUED BUSINESS INSURANCE EXPENSES. All accrued business insurance of the Sellers (to the extent accrued on a consistent basis).

4. PURCHASE PRICE FOR PURCHASED ASSETS. In consideration for the Purchased Assets, Buyers shall pay to Sellers at the Closing Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000) (the "Purchase Price"), by wire transfer in immediately available funds.

4.1 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached SCHEDULE 4.1. Buyers and Sellers agree that none of them will take a position on any income tax return, before any governmental agency or in any judicial proceeding that is in any way inconsistent with the allocation set forth on SCHEDULE 4.1, and to file all Tax returns and other returns and reports in a manner consistent with the allocations in this Section 4.1.

5.    PRE-CLOSING ACTIONS. From the date of this Agreement to the Closing Date:

5.1 CONDUCT OF BUSINESS. Seller Parties shall carry on and conduct the Business only in the Ordinary Course of Business (as defined below), without any change in the policies, practices, and methods that Sellers pursued before the date of this Agreement, including without limitation, IHI's policy regarding cash allocation to Ideal Products and Orbitform. Seller Parties will use their reasonable commercial efforts to preserve the Business organization intact; to preserve the relationships with Sellers' customers, suppliers, and others having business dealings with them; and to preserve the services of Sellers' employees, agents, and representatives. Ordinary Course of Business" means, with respect to each Seller, actions of the Seller that are: (a) consistent with past practices taken in the course of its usual day-to-day operations; (b) not required to be authorized by resolution of the Seller's board of directors; and (c) similar in nature and magnitude to actions customarily taken, without authorization by the boards of directors in the ordinary course of usual day-to-day operations of other companies of similar size in the same line of business. Without limitation of the foregoing, (a) Ideal Products shall not undertake any action without the prior written consent of Buyers that, if taken before the date of this Agreement, would have been required to be disclosed on SCHEDULE 9.9; and (b) Seller Parties will not take action or refrain from taking action that would result in any change in the Purchased Assets, the Business or Assumed Liabilities, other than in the Ordinary Course of Business. The Buyers shall in all cases be considered to have actual knowledge of and, for purposes of this Section 5.1, to approve, all actions of and decisions made by Shirkey in operating the Business and his management thereof from the date of this Agreement to the Closing Date, and his knowledge regarding the Business and the Purchased Assets shall in all cases be attributed to the Buyers.

5.2 COMPLIANCE WITH APPLICABLE LAWS. Seller Parties and Buyers acknowledge and agree that it is their intention to carry out the transactions herein in compliance with applicable laws.

5.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND SATISFACTION OF CONDITIONS. Seller Parties will promptly advise Buyers in writing if (a) any of Seller Parties' representations or warranties are untrue or incorrect in any material respect or (b) Seller Parties become aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of Seller Parties being untrue or incorrect in any material respect as if Seller Parties were then making them. Seller Parties will use their reasonable commercial efforts to cause all conditions within their control that are set forth in Section 5 to be satisfied as promptly as practicable under the circumstances.

6. CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS. Buyers' obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Buyers) before or at the Closing of each of the following conditions:

6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES.

      (a) Except as provided in Section 6.1(b), the representations and warranties of Seller Parties contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

      (b) The Seller Parties shall have delivered any necessary updates, amendments of and changes to the schedules provided for in Section 9 of this Agreement, as are

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
            necessary for Seller Parties' representations and warranties to be true and correct as of the Closing Date with each such update, amendment and change having been reviewed and approved by the Buyers.

6.2 PERFORMANCE OF COVENANTS. The Seller Parties shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all related documents require to be performed or complied with before or on the Closing Date.

6.3 NO CASUALTY. Sellers shall not have incurred, or be threatened with, a material liability or casualty not covered by insurance that would materially impair the value of the Purchased Assets.

6.4 DELIVERY OF CLOSING DOCUMENTS AND ITEMS. Sellers shall have delivered or caused to have been delivered to Buyers the documents and general instruments of transfer enumerated in Section 8.2(a) of this Agreement.

6.5 CERTIFICATES REGARDING CONDITIONS PRECEDENT. The Seller Parties shall have delivered to Buyers certificates of the Seller Parties certifying that as of the Closing Date all of the conditions set forth in Sections 6.1, 6.2, 6.4, and 6.6 have been satisfied.

6.6 NO LITIGATION. No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, (a) to restrain or prevent the carrying out of the transactions contemplated by this Agreement, or (b) that might affect Buyers' right to own, operate, and control the Purchased Assets after the Closing Date.

6.7 TITLE COMMITMENTS. As evidence of each respective title in and to the Real Property owned by it, each of Ideal Products and Philform shall have furnished Buyers, the basic cost of which shall be at each such Seller's cost, a policy of title insurance issued by a recognized title insurance company, or commitments therefor (a "Title Commitment"), in an amount not less than the Purchase Price allocated to the Real Property, insuring Buyers' fee simple and indefeasible title to the Real Property, subject only to the Permitted Encumbrances (as that term is defined in Section 9.14(b)). In the event that Buyers make objection to the condition of title, Sellers shall have 5 days from the date of notice of objection to remedy the title, and obtain title insurance.

7. CONDITIONS PRECEDENT TO SELLER PARTIES' OBLIGATIONS. Seller Parties' obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions before or at the Closing Date:

7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Buyers' representations and warranties contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

7.2 PERFORMANCE OF COVENANTS. Buyers shall have in all respects performed and complied with its obligations under all the covenants, agreements, and conditions that this Agreement and all related documents require.

7.3 DELIVERY OF CLOSING DOCUMENTS AND ITEMS. Buyers shall have delivered or caused to have been delivered to Sellers the Purchase Price and the documents and general instruments of transfer enumerated in Section 8.2(b) of this Agreement.

8.    CLOSING MATTERS.

8.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Citizens Bank, Jackson, Michigan at 10:00 a.m. on October ___, 2001, or at such other place and/or on such other date as the parties may agree on (the "Closing Date").

8.2   DELIVERIES AT CLOSING.

      (a) DELIVERIES BY THE SELLERS. At the Closing, the Sellers or the other indicated parties shall execute and deliver or provide to Buyers:

            (i) the Bill of Sale and Assignment conveying the Purchased Assets, in substantially the form attached as EXHIBIT A;

            (ii) the Assignment and Assumption Agreement in substantially the form of EXHIBIT B;

            (iii) either (y) UCC-3 termination statements as are required to terminate and release all liens on the Purchased Assets (including without limitation the Liens disclosed on SCHEDULE 9.14), except for Permitted Encumbrances (as that term is defined in Section 9.14(b)) and the permitted liens ("Permitted Liens") listed on SCHEDULE 8.2(a)(iii), or (z) letters of creditors indicating that such Liens shall be released on the Sellers' payment of identified amounts payable;

            (iv) the Nonsolicitation Agreement, in substantially the form of EXHIBIT C;

            (v) Warranty deeds conveying the Real Property and the Title Commitments for the Real Property;

            (vi) for all Purchased Assets the ownership of which is evidenced by certificates of title, certificates of title duly endorsed for transfer to Buyers;

            (vii) certificates, dated as of a date no earlier than 15 days before the Closing Date, duly issued by the appropriate governmental authority in their states of incorporation, reflecting that each Seller is in existence and in good standing in such state(s);

           (viii) for the Ideal Products Real Property, a fully completed Form III, Property Transfer Program, pursuant to Connecticut General Statutes 22a-134 through 22a-134d, and accompanying Environmental Condition Assessment Form, signed by Ideal Products as transferor and to be signed by Buyers as transferees and certifying parties.

      (b) DELIVERIES BY THE BUYERS. At the Closing, Buyers shall execute and deliver, as applicable, to the Sellers or other applicable party:

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
            (i)   the Purchase Price;

            (ii)  the Assignment and Assumption Agreement;

            (iii) the Nonsolicitation Agreement;

            (iv) the Transitional Services Agreement as to Buyers' provision of post-Closing data processing support to American Rivet and Landreth, as the rights, duties and obligations of the parties shall be assignable to the buyers of the stock or assets of American Rivet and Landreth, in substantially the form of EXHIBIT D;

8.3 CERTAIN CLOSING EXPENSES. Seller Parties shall be liable for and shall pay all federal, state, and local sales, use, excise, and documentary stamp taxes and all other taxes, duties, or other like charges properly payable on and in connection with the Sellers' conveyance and transfer of the Purchased Assets to Buyers.

8.4 FURTHER ASSURANCES. Seller Parties shall cooperate with and assist Buyers with the transfer of the Purchased Assets under this Agreement and take all other reasonable actions to assure that the Business is smoothly transferred to Buyers. From time to time after the Closing Date, Seller Parties shall, at the request of Buyers, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances that Buyers request as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this Agreement and to transfer the Purchased Assets to Buyers.

9. SELLER PARTIES' REPRESENTATIONS AND WARRANTIES. Each of the Seller Parties, jointly and severally, represents and warrants to Buyers that, as of the date hereof (except to the extent any representation or warranty is made as of another date, which are in such case made as of such other date):

9.1 ORGANIZATION AND STANDING. Rex Machinery and Philform are corporations duly incorporated, validly existing, and in good standing under the laws of the State of Texas and Michigan, respectively, and Orbitform is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas. Sellers have all requisite power and authority (corporate and otherwise) to own their properties and conduct their businesses as they are now being conducted. Each Seller is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or the ownership or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on any Seller or its business. Except for "Ideal Products", Rex Machinery has not, and except for "Orbitform" (Ideal Products and Orbitform collectively, the "Names"), OF Acquisition has not, used or assumed any other name in connection with the conduct of its business during the last five years. Ideal Products has filed assumed or fictitious name certificates for the name "Ideal Products" in the states in which it uses such names.

9.2 AUTHORIZATION. Sellers have all requisite power and authority (corporate and otherwise), and Seller Parties have all requisite legal capacity (a) to execute, deliver, and perform this Agreement and all other agreements and instruments that will be delivered at the Closing under Section 8.2 (all such other agreements and instruments, the "Related Agreements") to which each is a party and (b) to consummate the transactions contemplated under this Agreement and the Related Agreements. Sellers have taken all necessary corporate or partnership action (including the approval of its board of directors and shareholders), as the case may be, to approve the execution, delivery, and performance of this Agreement and the Related Agreements to be executed and delivered by it and the consummation of the transactions contemplated in this Agreement and in the Related Agreements. Each of the Seller Parties has duly executed and delivered this Agreement. This Agreement is, and the Related Agreements when executed and delivered by the parties to them will be, legal, valid, and binding obligations of each of the Seller Parties that are a party to them, enforceable against each of them in accordance with the Agreement and Related Agreements' respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

9.3   EXISTING AGREEMENTS AND GOVERNMENTAL APPROVALS.

      (a) Except as set forth on SCHEDULE 9.3, the execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by them: (i) do not and will not violate any provisions of law applicable to any of the Seller Parties, the Business, or the Purchased Assets; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Sellers' Certificates or Articles of Incorporation or Bylaws, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which any of the Seller Parties is a party or by which any of them or any of their respective assets and properties are bound (including, without limitation, the Purchased Assets being operated and used as of the Closing Date); and (iii) do not and will not result in the creation of any lien or encumbrance on any of the Seller Parties' properties, assets, or Business (including, without limitation, the Purchased Assets).

      (b) Except as set forth on SCHEDULE 9.3, no approval, authority, or consent of, or filing by, any Seller Party with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize the execution and delivery of this Agreement or any of the Related Agreements by any of the Seller Parties, (ii) to authorize the consummation of the transactions contemplated by this Agreement or any of the Related Agreements by any of the Seller Parties, or (iii) to continue Buyers' use and operation of the Purchased Assets after the Closing Date.

9.4 NO SUBSIDIARIES. Sellers do not have any subsidiaries or directly or indirectly own any interest or have any investment in any other corporation, partnership, or other entity.

9.5 NO INSOLVENCY. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Sellers or any of their assets or properties is pending or, to any Seller Parties' actual knowledge, threatened. Seller Parties have not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

9.6 PERMITS AND LICENSES. The Sellers have, to their actual knowledge, all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to carry on and conduct the Business as presently conducted and to own, lease, use, and operate the Purchased Assets at the places and in the manner in which the Business is presently conducted, all of which to the extent transferable shall be transferred or assigned to Buyers at the Closing, without expense to Buyers.

9.7 FINANCIAL STATEMENTS. Sellers have delivered to Buyers the financial statements attached as SCHEDULE 9.7 (the "Financial Statements"). The Financial Statements have been and will be prepared in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of notes, and fairly present Sellers' financial position as of the dates indicated and the results of their operations as of the dates indicated and for the periods covered thereby. All Taxes (as defined in Section 9.16(a)) of Sellers due or paid are and will be timely reflected in the Financial Statements; and all Taxes not yet due and payable are and will be fully accrued or otherwise provided for. Except as otherwise disclosed on SCHEDULE 9.7, Sellers' books and records are and have been maintained on an accrual basis in accordance with GAAP; and accurately reflect, and will accurately reflect, the basis for the financial condition and the results of their operations that are set forth in the Financial Statements. Notwithstanding any other contrary provision of this Section 9.7, the Seller Parties make no representations whatsoever with respect to Orbitform's operating income statement included in its Financial Statements or with respect to the accounts receivable, inventory, accounts payable and accrued expenses and payables reflected on its balance sheet included in the Financial Statements.

9.8 NO UNDISCLOSED LIABILITIES. Except as otherwise disclosed on SCHEDULE 9.8 or in the Financial Statements, Ideal Products has no liabilities or obligations, whether accrued, absolute, contingent, or otherwise, and, to the Seller Parties' actual knowledge, there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future, and which requires disclosure on the Financial Statements in accordance with GAAP.

9.9 CONDUCT OF BUSINESS. Except as otherwise disclosed on attached SCHEDULE 9.9, since August 31, 2001, Ideal Products has not:

      (a) Declared or paid any dividend or made any other payment from capital or surplus or other distribution of any nature, or directly or indirectly redeemed, purchased, or otherwise acquired, recapitalized, or reclassified any of its capital stock.

      (b)   Merged or consolidated with any other entity.

      (c)   Altered or amended its Articles of Incorporation or Bylaws.

      (d) Entered into, materially amended, or terminated any contract, license, lease, commitment, or permit, except in the Ordinary Course of Business.

      (e)   Experienced any labor disturbance.

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
      (f) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), except (i) in the Ordinary Course of Business, and (ii) in connection with the performance of this Agreement.

      (g) Paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than (i) liabilities shown or reflected in Sellers' balance sheet as of August 31, 2001, or (ii) liabilities incurred since the date of the balance sheet, in each case only in the Ordinary Course of Business and in accordance with the express terms of such obligation or liability.

      (h) Sold, transferred, or agreed to sell or transfer any asset, property, or business; cancelled or agreed to cancel any debt or claim; or waived any right, except in the Ordinary Course of Business.

      (i)   Disposed of or permitted to lapse any Intellectual Property.

      (j) Instituted or settled any litigation, action, or proceeding before any court or governmental body relating to the Purchased Assets or the Business.

      (k) Made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls.

      (l) Entered into any other transaction other than in the Ordinary Course of Business.

      (m)   Agreed or committed to do any of the foregoing.

9.10 NO ADVERSE CHANGES. Except as otherwise disclosed in SCHEDULE 9.10, since August 31, 2001, no Seller Party has actual knowledge of any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, Sellers, their prospects, their condition (financial or otherwise), their affairs, their operations, the Business, or the Purchased Assets.

9.11 EMPLOYEES. There is not now, nor has there been at any time during the past five years, any strike, lockout, grievance, other labor dispute, or trouble of any nature pending or threatened against Sellers or that in any manner affects Sellers.

9.12  EMPLOYEE BENEFIT PLANS.

      (a) No employee benefit plan, program or arrangement of whatever nature, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, stock, or other employee pay practice, consulting, retainer, employment, retirement, welfare, fringe benefit, insurance, incentive, vacation, holiday, sickness, leave of absence, or any other plan, policy, program, agreement or other arrangement that any Seller sponsors, maintains or contributes to with respect to IHI's current or former employees (individually and collectively, "Employee Plan"), shall by its terms or applicable law, become binding upon or an obligation, liability or responsibility of Buyers in any way, financial or otherwise. No Seller has engaged in any action or omission which may result in either Buyer being a party to, or bound by, any Employee Plan. The Sellers warrant that no Employee Plan provides for payment of termination, change of control or retiree benefits in any manner such that either Buyer would become liable to provide such benefits.

      (b) Each employee pension benefit plan, as that term is defined in ERISA, and its related trust ("Pension Plan and Trust"), meet, and since their inception have met, the requirement for qualification under Section 401(a) and 401(k) of the Internal Revenue Code of
            Section 1986, as amended (the "Code"), and are not and since their inception have been, exempt from taxation under Section 501(a) of the Code, and the Internal Revenue Service has issued a favorable determination letter with respect to the qualified status of the Pension Plan and Trust and has not taken any action to revoke such letter.

      (c) With respect to any Employee Plan that is subject to the continuation requirements of Sections 601-608 of ERISA and Section 4980B of the Code ("COBRA coverage") or the continuation requirements of any applicable state or local law, each respective Seller sponsoring, maintaining or contributing to such Employee Plans has complied with all such applicable laws and regulatory requirements with respect to the Sellers' current or former employees.

      (d)   No Employee Plan is either (i) a "multiemployer plan" (as defined in
            Section 3(37) of ERISA) or (ii) a defined benefit pension plan subject to Title IV of ERISA.

      (e) During the five years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of any Seller and (ii) no Seller has participated in or contributed to, nor had an obligation to contribute to, any multiemployer plan (as defined in ERISA Section 3(37)) and no Seller has any withdrawal liability with respect to any multiemployer plan.

9.13  CONTRACTS. Except for the contracts and commitments listed on SCHEDULE
      9.13 ("Contracts and Commitments"), or as otherwise listed on SCHEDULE 9.13, no Seller is a party to nor bound by any agreement or commitment that materially affects the Business, the Purchased Assets, or the Assumed Liabilities. All Contracts and Commitments are valid and binding obligations of the Sellers in accordance with their respective terms. No material default or alleged material default exists on the part of either Seller or, to the Seller Parties' actual knowledge, on the part of any other party, under any of the Contracts and Commitments. True and complete copies of all Contracts and Commitments have been delivered to Buyers. Notwithstanding any other provision of this Agreement to the contrary, Buyers acknowledge and agree that the Levelor Kirsch Drapery Hardware Supply Agreement, dated August 15, 2001 (the "Levelor Kirsch Contract"), requires the prior written consent of Levelor Kirsch, a division of Newell Window Furnishings, Inc., to its assignment to Buyers, which is not being obtained prior to Closing.

9.14  TITLE TO PURCHASED ASSETS.

      (a) Except as described on SCHEDULE 9.14, Seller Parties are the sole and absolute owners of the Purchased Assets and have good title to all of the Purchased Assets other than the Real Property, free and clear of any and all free and clear of all liens, claims, demands, charges, options, equity interests, leases, pledges, security interests ("Liens").

      (b) Philform has indefeasible title in fee simple in and to the Philform Real Property and Ideal Products has indefeasible title in and to the Ideal Products Real Property, free and clear of any and all Encumbrances, except for (i) those encumbrances listed on Schedule B of the Title Commitments and (ii) liens for real property taxes, assessments and charges not yet due and payable ("Permitted Encumbrances").

      (c) SCHEDULE 9.14 lists or describes all property used in the conduct of the Business and/or situated on the Premises that is owned by or an interest in which is claimed by any other person (whether a customer, supplier, or other person) and for which Sellers are responsible, together with copies of all related agreements.

9.15 SUFFICIENCY OF PURCHASED ASSETS. The Purchased Assets constitute all the property and assets, real, personal, and mixed, tangible and intangible (including, without limitation, contract rights), that are used or are useful in, or are necessary for the conduct of, the Business in accordance with the Sellers' present practices.

9.16  TAXES.

      (a) "Tax" or "Taxes" shall mean all of Sellers' federal, state, county, local, and other taxes relating to all periods before the Closing Date (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments).

      (b) Except as otherwise disclosed on SCHEDULE 9.16, Sellers have filed on a timely basis all Tax returns they are required to file under federal, state, or local law, and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Ideal Products for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Ideal Products and its officers have received no notice of any pending or threatened audit by the IRS or any state or local agency related to its Tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Ideal Products. There are no federal, state, or local tax liens outstanding against any of Ideal Products' assets (including, without limitation, the Purchased Assets) or its Business.

      (c) The sale by Sellers of the Purchased Assets and the Buyers' acquisition of such assets will not result in the imposition of or liability on the Buyers for any sales or use taxes except in connection with the transfer of any motor vehicles that are part of the Purchased Assets.

      (d) After the Closing Date: (i) Sellers shall file final Tax returns with respect to Ideal Products and Philform and shall pay any Taxes that are due with respect to each Seller; and (ii) Buyers shall prepare all Tax returns of Orbitform.

9.17 LITIGATION. To the Seller Parties' actual knowledge, there are no claims, disputes, actions, suits, proceedings, or investigations pending or threatened against or affecting any Seller, the Business, or the Purchased Assets.

9.18 PRODUCT LIABILITY. To the Seller Parties' actual knowledge, no defect or deficiency exists in any of the products manufactured or sold by Sellers, or in any finished Inventory of Sellers, that could give rise to any liabilities or claims for breach of warranty, product liability, or similar liabilities or claims.

9.19  ENVIRONMENTAL MATTERS.

      (a) The following terms used in this Section 9.19 have the meanings set forth below:

            (i) CTDEP means the Connecticut Department of Environmental Protection.

            (ii) Environmental Laws means all federal, state, county, municipal and local, foreign, and other statutes, laws, regulations, and ordinances that relate to or deal with protection of human health or the environment, all as may be amended from time to time.

            (iii) Hazardous Substance(s) means (A) any flammable or combustible substance, explosive, radioactive material, hazardous waste, toxic substance, pollutant, contaminant, or any related materials or substances identified in or regulated by any of the Environmental Laws; and (B) asbestos, polychlorinated biphenyls, urea formaldehyde, chemicals and chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fractions thereof), and radon.

            (iv) Property means any parcel of real estate now or previously owned, leased, or operated by Sellers or in which Sellers have or had any interest, including the Premises.

      (b) Except as described in SCHEDULE 9.19, to the Seller Parties' actual knowledge: (i) Ideal Products is now and has at all times been in full compliance with all Environmental Laws; (ii) there are no substances or conditions in or on the Ideal Products Real Property that might reasonably be expected to support a claim or cause of action against Ideal Products under any Environmental Laws; (iii) there are not, and never have been, any underground storage tanks located in or under the Ideal Products Real Property, except for the two (2) underground tanks identified in the Phase I report with respect to the Ideal Products Real Property, as to which, based on the results of the ongoing groundwater monitoring at the site, there is no hydrocarbon contamination at the site in excess of the applicable CTDEP Remediation Standards Regulations for Surface Water Protection Criteria for hydrocarbons in groundwater; (iv) neither Ideal Products nor its directors, officers, employees, or agents, have generated or transported any Hazardous Substances at any time that have been transported to or disposed of in any landfill or other facility where the transportation or disposal could create liability to any unit of government or any third party.

      (c) Except as described in SCHEDULE 9.19, during the time Ideal Products has owned the Real Property, no activity has been undertaken on the Ideal Products Real Property

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
            by Ideal Products that would cause the Ideal Products Real Property to become a treatment, storage or disposal facility within the meaning of any Environmental Laws. Ideal Products has not, to its actual knowledge, undertaken any activity that has caused (i) a release or threatened release of any Hazardous Substances; or (ii) the discharge of pollutants or effluents into any water source or system or into the air, or the dredging or filling of any waters, where such action would require a permit under any Environmental Laws. Ideal Products has obtained all permits required by all applicable Environmental Laws, and all such permits are in full force and effect.

      (d) Ideal Products has disclosed and delivered to Buyers all environmental reports and investigations that it has ever obtained or ordered with respect to the Ideal Products Real Property.

9.20 COMPLIANCE WITH LAWS. Ideal Products has, and, to the Seller Parties' actual knowledge, Orbitform has, complied with all laws, orders, regulations, rules, decrees, and ordinances affecting to any material extent or manner any aspects of the Business or the Purchased Assets.

9.21 NO BROKERS. Sellers have not engaged, and are not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement, except as set forth on
      SCHEDULE 9.21.

9.22 INTELLECTUAL PROPERTY. SCHEDULE 9.22 lists all patents, processes, trademarks, trade names, copyrights, service marks, logos, trade secrets and all applications and registrations therefor that are used in the Business, and licenses thereof under which the Sellers have any right to the use or benefit of, or other rights with respect to, any of the foregoing ("Intellectual Property"). Except as set forth in SCHEDULE 9.22, the identified Seller is, to the Seller Parties' actual knowledge, the sole and exclusive owner of the Intellectual Property, free and clear of all Encumbrances. To the Seller Parties' actual knowledge, none of the Sellers' Intellectual Property infringes on any other person's intellectual property, and, to the Seller Parties' actual knowledge, no activity of any other person infringes on any of the Intellectual Property. To the Seller Parties' actual knowledge, the Sellers have been and are now conducting the Business in a manner that has not been and is not now in violation of any other person's intellectual property, and Sellers do not require a license or other proprietary right to so operate the Business.

9.23 DISCLOSURE. No representation or warranty of the Seller Parties in this Agreement and no statement in any of the Schedules of Sellers hereto contains any untrue statement of, or omits to state, a material fact necessary to make statements herein or therein, in light of the circumstances in which they were made, not misleading.

10. BUYERS' REPRESENTATIONS AND WARRANTIES. Buyers jointly and severally represent and warrant to each Seller Party that, as of the date hereof (except to the extent any representation or warranty is made as of another date, which are in such case made as of such other date):

10.1 ORGANIZATION AND STANDING. Buyers are limited liability companies duly organized and validly existing under the laws of the State of Michigan, and Buyers have all the requisite

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
      power and authority (corporate and otherwise) to own their properties and to conduct their business as it is now being conducted.

10.2 AUTHORIZATION. Buyers have taken all necessary action (a) to duly approve the execution, delivery, and performance of this Agreement and (b) to consummate any related transactions. Buyers have duly executed and delivered this Agreement. This Agreement is the legal, valid, and binding obligation of Buyers, enforceable against Buyers in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

10.3  EXISTING AGREEMENTS AND GOVERNMENTAL APPROVALS.

      (a) Except as set forth on SCHEDULE 10.3, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by them: (i) do not and will not violate any provisions of the law applicable to Buyers; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyers' Articles of Organization or Operating Agreement, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyers are a party or by which it or any of its assets and properties are bound; and (iii) do not and will not result in the creation of any line or encumbrance on any of the Buyers' properties, assets, or business.

      (b) Except as set forth on SCHEDULE 10.3, no approval, authority, or consent of, or filing by Buyers with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize Buyers' execution and delivery of this Agreement or (ii) to authorize Buyers' consummation of the transactions contemplated by this Agreement.

10.4 DEPOSIT OF CASH RECEIPTS. Except as set forth on SCHEDULE 10.4, since June 1, 2000, all cash receipts of Ideal Products and Orbitform have been promptly deposited into their bank accounts (i.e., such deposits have in all cases been made within 24 hours of receipt).

10.5 SALES OF SCRAP METALS. Except as set forth on SCHEDULE 10.5, since June 30, 2001, all sales of scrap metals of Ideal Products and Orbitform have been made on a basis consistent with historical practices, and no scrap metals have been retained in the plant for sale after Closing.

10.6 NO DELAY IN COLLECTION OF RECEIVABLES. Except as set forth on SCHEDULE 10.6, since June 1, 2000, neither Ideal Products nor Orbitform has made any special arrangements with customers, whether formal or informal, causing or that would cause collection of receivables to extend beyond customary terms for payment.

10.7 VENDOR PAYMENTS. Except as set forth on SCHEDULE 10.7, since June 30, 2001, all vendor payments of Orbitform have been made in a manner consistent with past practices, as cash has been made available and all vendor payments of Ideal Products have been made in accordance with instructions from corporate cash management. No advances have been made to any vendors of Orbitform or Ideal Products.

10.8 ARBOR AUTOMATION. Since June 1, 2000, nothing has occurred within Arbor Automation which is outside of the scope of that transaction that Shirkey discussed with IHI management, as more fully described on EXHIBIT 10.8.

10.9 TRANSACTION EXPENSES. Except as set forth on SCHEDULE 10.9, no funds have been expended or expenses incurred by Orbitform or Philform in connection with this transaction (including those of consultants, accountants and attorneys) and no funds have been expended or expenses incurred by Orbitform or Philform for the benefit of Arbor Automation.

10.10 COMPENSATION INCREASES. Since June 30, 2001, there have been no compensation increases or bonus payments made to Shirkey except as authorized by IHI.

10.11 DISCLOSURE. No representation or warranty of the Buyers in this Agreement and no statement in any of the Schedules of Buyers hereto contains any untrue statement of, or omits to state, a material fact necessary to make statements herein or therein, in light of the circumstances in which they were made, not misleading.

11.   POST-CLOSING COVENANTS.

11.1 POST-CLOSING RECEIPTS. From and after the Closing Date, Sellers will promptly notify and transfer to Buyers any payments or other receipts they receive with respect to any of the Purchased Assets. Pending any such transfer, Sellers will segregate any such payments from its other assets and will clearly mark or designate them as the property of Buyers.

11.2 SELLERS' NAMES. From and after the Closing Date, Sellers agree to take or cause to be taken any and all steps or actions that shall be or become permissible, proper, or convenient to enable or permit Buyers to use the Names. Sellers shall not use either directly or indirectly the Names, either alone or in combination with one or more other words, in or in connection with any business, activities, or operations that Sellers directly or indirectly carry on or conduct after the Closing. Within 7 business days after the Closing Date, the Sellers shall file and record such documents as will terminate the rights of the Sellers in and to the Names in the jurisdictions in which they are so recorded and filed.

11.3 FURTHER ASSURANCES. From time to time after the Closing Date, each party hereto will, at any other party's request, execute, acknowledge and deliver to such requesting party such other instruments and take such other actions and deliver such other documents as may be reasonably required to carry out the intent of this Agreement and the Related Agreements. After the Closing Date, the Sellers will use their reasonable commercial efforts to work with the Buyers to obtain the written consent of Levelor Kirsch to the assignment of the Levelor Kirsch Contract to the Buyers.

11.4 BOOKS AND RECORDS. Insofar as any Seller determines that any books and records may be needed or useful in connection with federal, state or local regulatory or tax matters, resolution of third party disputes or contract compliance issues, or other bona fide business purposes, for a period of seven years after the Closing Date, Buyers will use their best efforts to preserve and make available to the Sellers, at the location of such books and records in the respective Buyer's organization, access to and the right to copy such of the books and records as such Buyer may then have in its possession or to which it may have access upon written request of any Seller during normal business hours. The Buyers agree to make such of their employees and of the books and records as any Seller Party may request, available at the Buyers' cost to assist in the preparation of financial reports and tax returns for the Sellers' fiscal years ending in 2001.

11.5 SELLERS' EMPLOYEES. As of after the Closing Date, the Buyers shall make offers of employment to all existing employees of the Sellers with salaries and employee benefits comparable to those provided by the Sellers before the Closing Date. The parties intend that all employees of the Sellers that Buyers hire will be new employees of the Buyers as of the Closing Date or the date of hire, whichever is later.

11.6 WAIVER. The Buyers and all persons and entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Buyers, hereby waive, release, relinquish and acquit each of IHI, T-3 Energy Services, Inc., First Reserve Fund VIII, L.P., and Comerica, as agent and individually, Hibernia National Bank and National Bank of Canada, and their directors, officers, stockholders, agents and successors, from and against all claims, counterclaims, demands, suits, rights, actions and causes of action of any nature whatsoever, as a result of or in connection with the sale by IHI or the EPG Division Members (other than Sellers) of the assets or capital stock of such EPG Division Members to persons other than the Buyers.

11.7 ROLLOVER OF EMPLOYEE 401(k) BALANCES. After the Closing, based on the instructions and elections of any person who was before the Closing an employee of either Seller, each Seller shall follow such directions or instructions and cooperate in "rolling over" their Pension Plan and Trust accounts to an account of Buyers' comparable plan, as such comparable plan or plans shall allow.

11.8 CONTINUATION OF CTDEP ACTIVITIES. Buyers acknowledge that Ideal Products has engaged CCA, LLC ("CCA"), as environmental consultants, to perform the work at the Ideal Products Real Property as outlined in CCA's proposal letter dated December 20, 2000 (the "CCA Proposal Letter") (a copy of which proposal letter was previously furnished to Buyers), which work includes the installation of two new bedrock aquifer monitoring wells (the "Bedrock Aquifer Wells") at the Ideal Products Real Property. From and after the Closing Date, Buyers shall assume and continue, at their expense (except as hereinbelow provided), any further remediation activity at the Ideal Products Real Property beyond that covered by the CCA Proposal Letter, including any additional testing and/or monitoring required by CTDEP, to demonstrate to the satisfaction of CTDEP that the pre-existing environmental impact of discharges from the Ideal Products Premises on the bedrock aquifer below the Ideal Products Real Property is in compliance with the applicable CTDEP Remediation Standards Regulations for Surface Water Protection Criteria for such discharged substance(s) in groundwater, such that either an approval of the remediation is received by the Commissioner of CTDEP pursuant to Section 22a-134a(i) of the Connecticut General Statutes, or that a Licensed Environmental Professional independently verifies the Ideal Products Real Property as having complied with the CTDEP Remediation Standard Regulations pursuant to Section 22a-134a(h) of the Connecticut General Statutes (either, "CT Statutory Compliance"). To the extent that the annual out-of-pocket costs to Buyers of (i) compliance with the Post-Closure Obligations, plus (ii) further testing, monitoring, and/or remediation to obtain CT

      Statutory Compliance beyond that covered by the CCA Proposal Letter, plus
      (iii) if required by CTDEP, monitoring of the Bedrock Aquifer Wells, exceed in the aggregate $10,000 in any single calendar year, IHI shall reimburse Buyers, promptly upon demand, for such costs in such calendar year exceeding $10,000 (the "Excess Obligations Reimbursement"). The Seller Parties and Buyers agree that the benefit of the Excess Obligations Reimbursement shall be personal to Buyers and to any entity controlled by Buyers to whom the Ideal Products Real Property is transferred (such controlled entity, a "Buyer-Controlled Entity"), shall not be transferable or assignable by Buyers, except to a Buyer-Controlled Entity, and shall terminate upon the sale, transfer or other disposition of the Ideal Products Real Property by Buyers or any Buyer-Controlled Entity (such event, a "Non-Affiliate Sale"); provided, however, that (y) only an entity in which the members of the Buyers, who are Shirkey, Philip Miller and Philip Schaltz, own either individually or collectively at least 51% of the capital stock or membership or partnership interests, as the case may be, shall be considered a Buyer-Controlled Entity to which the Buyers may transfer the Excess Obligations Reimbursement; and (z) the Collateral Assignment of Asset Purchase Agreement executed in connection with this Agreement shall not be considered a Non-Affiliate Sale. Notwithstanding the foregoing, Buyers will not be entitled to recover the amount of Excess Obligations Reimbursement payable to Buyers hereunder unless and until the amount of such Excess Obligations Reimbursement exceeds, in the aggregate, $10,000.

11.9  CTDEP FINANCIAL ASSURANCE.

      (a) The Seller Parties have provided a trust fund (the "Trust Fund") to CTDEP to satisfy the "financial assurance" requirements contained in 40 CFR parts 264 and 265, respecting the estimated costs of the "Closure and Post-Closure RCRA Surface Impoundments, Ideal Manufacturing, 158 Pinesbridge Road, Beacon Falls, Connecticut 06403", prepared by YWC Technologies, Inc. (approved on September 18, 1989 by the CTDEP and U.S. Environmental Protection Agency Region I) ("the Post-Closure Obligations", and such financial assurance, the "Financial Assurance Requirements"). As soon as possible after the Closing Date, the Buyers shall use commercially reasonable efforts to obtain any legally allowable financial assurance mechanism that will be sufficient to permit the release to IHI of the then-remaining balance of the Trust Fund. The parties acknowledge that any balance of the Trust Fund remaining on its release by CTDEP shall be remitted and returned solely to IHI.

      (b) If for some reason Buyers do not obtain such legally allowable financial assurance mechanism or CTDEP does not allow the release of the then-remaining balance of the Trust Fund to the Seller Parties, then in any event:

            (i) Any transferee from or successor-in-interest of Buyers of the Ideal Products Real Property shall, as a condition precedent to the transfer of the Ideal Products Real Property, satisfy the Financial Assurance Requirements, which financial assurance shall take the form of a trust account, letter of credit or surety bond in compliance with the provisions of the Financial Assurance Requirements. In such instance, compliance with Financial Assurance requirements shall be sufficient to permit the CTDEP's release to the Seller Parties of the then-remaining balance of the Trust Fund;

            (ii) for as long as the Buyers continue to own the Ideal Products Real Property and the Trust Fund remains in place: (y) the Buyers shall provide copies to the Seller Parties of all correspondence with the CTDEP and all environmental tests and reports with respect to the Ideal Products Real Property; and
                  (z) the Buyers shall obtain the prior written approval of the Seller Parties to any plan of action or proposal made to CTDEP in order to obtain CT Statutory Compliance.

11.10 CONTINUATION OF COVERAGE. After the Closing, Seller Parties shall offer COBRA coverage to the employees of Ideal Products, who are covered as of the Closing Date, as such coverage is currently offered to such employees, as the same is required by law. Seller Parties shall accept payment from Buyers rather than from such employees for cost of such health insurance coverage, plus a reasonable administrative fee.

12.   INDEMNIFICATION.

12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties' representations, warranties covenants, agreements and indemnities shall survive the Closing, the consummation of the transactions this Agreement provides for and any investigation with respect thereto a period of two years beginning on the Closing Date (except those pursuant to the Assignment and Assumption Agreement, which shall survive until all Assumed Liabilities have been satisfied), except that (i) the indemnity period for representation and warranties of the Seller Parties with respect to Taxes under Section 9.14 and under Section 9.19(b) regarding the Underground Tanks on the Ideal Products Real Property shall survive until expiration of the relevant statues of limitation or any extension thereof; and (ii) the indemnity period for representations and warranties under Sections 9.2 and 10.2 shall have no expiration date. The two-year anniversary date of the Closing Date is referred to hereafter as the "Expiration Date", and any later expiration date provided for in this Section 12.1 is referred to as the "Extended Expiration Date". Notwithstanding anything to the contrary, the covenants of IHI as set forth in Section 11.8 with respect to the Excess Obligations Reimbursement shall not expire, except upon a Non-Affiliate Sale.

12.2  INDEMNIFICATION BY THE SELLER PARTIES.

      (a) Subject to Section 12.2(b) below, the Seller Parties, jointly and severally, shall defend, indemnify, and hold harmless Buyers and their directors, officers, shareholders, members, partners, successors, and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (excluding in all cases consequential and punitive damages), and expenses (including reasonable legal fees) (collectively, "Damages") in connection with or resulting from:

            (i) All debts, liabilities, and obligations of Sellers, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities.

            (ii) Any inaccuracy in any representation or breach of any warranty of Seller Parties contained in this Agreement or any Related Agreement.

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
            (iii) Any failure by Seller Parties to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller Parties under this Agreement or any Related Agreement.

      (b) Seller Parties shall not be obligated to indemnify the Buyers (i) with respect to any matter to the extent Shirkey had actual knowledge of such matter prior to the Closing and did not disclose such matter to the Seller Parties; or (ii) for claims for Damages related to or in connection with the failure to obtain, prior to the Closing, the consent of Levelor Kirsch to the assignment of the Levelor Kirsch Contract to Buyers.

12.3 INDEMNIFICATION BY THE BUYERS. The Buyers, jointly and severally, share, indemnify and hold harmless the Seller Parties and their directors, officers, shareholders, agents, successors and assigns (the "Seller Indemnitees") from and against any Damages as they are incurred or suffered by any of them and caused by or arising out of:

      (a) The Buyers' breach of or default in the performance of any covenant or agreement in this Agreement or in any Related Agreement, including without limitation its obligations under the Assignment and Assumption Agreement; and

      (b) The Buyers' breach of any representation or warranty in this Agreement.

12.4  PROCEDURE FOR INDEMNIFICATION; THIRD-PARTY CLAIMS.

      (a) Any party claiming indemnification under this Section 12 is referred to in this Agreement as an "Indemnified Person" and any party against whom such claims are asserted under this Section 12 is referred to in this Agreement as an "Indemnifying Person."

      (b) Within 15 days after receipt of notice of commencement of any action by any third party evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Person shall give the Indemnifying Person written notice thereof, together with a copy of such claim, process or other legal pleading. The failure to so notify the Indemnifying Person within the above time frame will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person, except to the extent the Indemnifying Person demonstrates that the defense of such action is unduly prejudiced by the Indemnified Person's failure to give such notice, or except if such notice is not delivered before the time specified in Section
            12.1. The Indemnifying Person shall have the right to undertake and control the defense, settlement, compromise or other disposition thereof at its own expense and through a legal representative of its own choosing. The Indemnified Person and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld.

      (c) If the Indemnifying Person, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day immediately preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), has not notified the Indemnified Person of its election to defend against such claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim through counsel of its choice on behalf of and for the account and risk of the Indemnifying Person, at the cost and expense of the Indemnifying Person. In such event, the Indemnifying Party and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld.

12.5 PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD-PARTY CLAIMS. Any claim for indemnification for a matter not involving a third-party claim shall be asserted by written notice, which specifies in reasonable detail the factual basis of such claim, and delivered to the party or parties from which indemnification is sought.

12.6  LIMITATIONS ON LIABILITY.

      (a) Other than as specifically provided for claims as to the matters specified in Section 12.1, no claim for indemnification shall be made hereunder unless asserted by a written notice given to the Indemnifying Party on or before the Expiration Date or the Extended Expiration Date, as the case may be.

      (b) No claim for indemnification shall be made hereunder with respect to any matter (i) unless and until the total amount of Damages exceeds $50,000 in the aggregate ("Minimum Damages"), and then only for the amount by which such Damages exceeds Minimum Damages; and (ii) to the extent that the total amount of Damages exceeds $10,000,000 ("Maximum Damages"); provided, however, that any claim for Damages resulting from IHI's failure to perform or observe its covenants as to the Excess Obligations Reimbursement of Section 11.8 may be made without being subject to Minimum Damages and shall also not be included in the calculation of, and shall be in addition to, Maximum Damages.

      (c) The Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages for which it may seek indemnification under this Section 12.

      (d) An indemnity payment for Damages otherwise due and payable under this Section 12 shall be decreased to the extent of any (i) net reduction of tax liability the Indemnified Party or any affiliated party thereof actually realizes as a result of such indemnifiable loss, and (ii) insurance proceeds the Indemnified Party or any affiliated party thereof actually collects in connection with the indemnifiable loss.

      (e) The Seller Parties shall not have any liability under Section 12.2, and the Buyers shall have no liability under Section 12.3, unless the notices required under Sections 12.4 and 12.5 are delivered on or before the Expiration Date or the Extended Expiration Date, as the case may be.

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
12.7 COMPLIANCE WITH BULK SALES LAW. Buyers and the Seller Parties hereby waive compliance with the bulk sales law in any applicable jurisdiction for the transactions this Agreement provides for.

12.8 REMEDIES. The remedies of the Buyers and the Buyer Indemnitees set forth in this Section 12 shall be the exclusive post-Closing remedies available to them with respect to the actual or alleged breach by any of the Seller Parties of any provision of this Agreement or the Related Agreements.

13. EXPENSES. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated, except that all such costs and all liabilities of Sellers other than the Assumed Liabilities, including, without limitation, Tax liabilities, shall be paid out of the proceeds of the Purchase Price and shall not be charged to the Business as an expense.

14. RISK OF LOSS. The risk of loss of or damage to the Purchased Assets from fire or other casualty or cause shall be on Sellers at all times up to the Closing, and it shall be the responsibility of Sellers to repair, or cause to be repaired, and to restore the property to the condition it was before the loss or damage.

15.   TERMINATION.

15.1 MANNER OF TERMINATION. This Agreement may be terminated at any time before the Closing Date as follows:

      (a) By Buyers and Seller Parties in a written instrument signed by each of them.

      (b) By Buyers or Seller Parties if the Closing does not occur on or before October 31, 2001.

      (c) By Buyers or Seller Parties if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot be cured before the Closing.

      (d) By Buyers or Seller Parties if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured within 10 business days after the breaching party or parties receive written notice of the breach from the other party.

15.2 EFFECT OF TERMINATION. If terminated as provided in Section 15.1, this Agreement shall forthwith become void and have no effect, except for
      Section 13, Section 16.7 and Section 16.8, and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

16.   MISCELLANEOUS PROVISIONS.

16.1 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered or sent by facsimile transmission to the party to be given the notice or

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
      other communication or (b) on the business day following the day such notice or other communication is sent by overnight courier to the following:

      IF TO SELLER PARTIES:
      Robert E. Cone
      Industrial Holdings, Inc.
      7135 Ardmore
      Houston, Texas 77054
      Telephone Number 713-747-1025
      FAX 713-749-9642

      With a copy to:
      Jackson Walker L.L.P.
      1100 Louisiana, Suite 4200
      Houston, Texas 77002
      Attn: Sabrina A. McTopy
      Telephone Number 713-752-4200
      FAX 713-752-4221

      IF TO BUYERS:
      Michael Shirkey
      1600 Executive Drive
      Jackson, Michigan 49203
      Telephone Number 517-787-9447
      FAX 517-787-6609

      With a copy to:
      Laflamme & Mauldin, P.C.
      Attn:  Clyde W. Mauldin
      2540 Spring Arbor Road
      Jackson, Michigan 49203
      Telephone Number 517-784-9122
      FAX 517-784-1818

      or to such other address or facsimile number that the parties may designate in writing.

16.2 ASSIGNMENT. Except as set forth herein, neither Seller Parties nor Buyers shall assign this Agreement, or any interest in it, without the prior written consent of the other, except that either Buyer may, without Seller Parties' consent, assign its rights and obligations under this Agreement to one or more subsidiaries or wholly owned limited liability companies formed by the Buyers; provided, however, that each such assignee must accede to all of the obligations of the Buyers hereunder.

16.3 PARTIES IN INTEREST. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

16.4 CHOICE OF LAW. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

16.5 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

16.6 ENTIRE AGREEMENT. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

16.7  ARBITRATION.

      (a) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. Any arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 16.7.

      (b)   No provision of or the exercise of any rights under this Section
            16.7 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

      (c) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment.

      (d) The arbitration shall be held before one arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules, except that any arbitration in which the disputed, controverted, or claimed amount (as reflected on the demand for arbitration, as the same may be amended) exceeds $500,000.00 shall be held before three arbitrators, one arbitrator being selected by Buyer, one by the Seller Parties, and the third by the other two from a panel of persons identified by AAA who are knowledgeable in the general subject matter of the dispute, controversy, or claim.

      (e) The arbitration shall be held at the office of AAA located in Detroit, Michigan (as the same may be from time to time relocated), or at another place the parties agree on.

      (f) In any arbitration proceeding under this Section 16.7, subject to the award of the arbitrator(s), each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator, and, if applicable, the fees and expenses of its own appointed arbitrator. The arbitrator(s) shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrators' fees) among the parties as the arbitrators determine to be equitable under the circumstances.

      (g) The interpretation and construction of this Section 16.7, including, but not limited to, its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in Section 16.4 of this Agreement.

16.8 PUBLIC ANNOUNCEMENTS. The parties agree to advise and confer with each other prior to the issuance of any public reports, statements or press releases pertaining to this Agreement and the transactions contemplated hereby. Each party will use its best efforts to maintain in strict confidence the existence and terms of this Agreement and the transactions contemplated hereby. Unless otherwise required by law or as set forth above, no party shall make any public announcement or disclosure concerning this Agreement, except as mutually agreed. The financial terms of the Agreement are to be kept confidential, except to the extent that the disclosure is required under law. Nothing in the foregoing is intended to prevent IHI from making any filings required with the Securities and Exchange Commission.

16.9 FACSIMILE SIGNATURES. The parties acknowledge that signatures on this Agreement may be delivered by facsimile in lieu of an original signature and the parties agree to treat such signatures as original signatures and shall be bound thereby.

      The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                 SELLER PARTIES:

                                 REX MACHINERY MOVERS, INC. D/B/A IDEAL PRODUCTS

                                 By:
                                    ---------------------------------------

                                    [NAME OF AUTHORIZED SIGNER]

                                 Its:
                                     --------------------------------------

                                    PHILFORM , INC.

                                    By:
                                       ---------------------------------------

                                       [NAME OF AUTHORIZED SIGNER]

                                    Its:
                                        --------------------------------------

                                    OF ACQUISITION, L.P., D/B/A ORBITFORM

                                    By:
                                       ---------------------------------------

                                       [NAME OF AUTHORIZED SIGNER]

                                    Its:
                                        --------------------------------------

                                    INDUSTRIAL HOLDINGS, INC.

                                    By:
                                       ---------------------------------------

                                       [NAME OF AUTHORIZED SIGNER]

                                    Its:
                                        --------------------------------------

                                    BUYERS:

                                    SMSG, L.L.C.

                                    By:
                                       ---------------------------------------

                                       [NAME OF AUTHORIZED SIGNER]

                                    Its:
                                        --------------------------------------

                                    SMSP, L.L.C.

                                    By:
                                       ---------------------------------------

                                       [NAME OF AUTHORIZED SIGNER]

                                    Its:
                                        --------------------------------------